UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Auxilium’s executive management announced that data from multiple trials evaluating the use of XIAFLEX (“collagenase clostridium histolyticum” or “CCH”) in adult patients with Dupuytren’s contracture with a palpable cord will be presented at the upcoming 68th Annual Meeting of the American Society for Surgery of the Hand (“ASSH”) being held in San Francisco, California, on October 3 — 5, 2013.  Four-year recurrence data from the Collagenase Optimal Reduction of Dupuytren’s - Long-term Evaluation of Success Study (“CORDLESS”) evaluating XIAFLEX in the treatment of adult Dupuytren’s contracture patients with a palpable cord will be featured during Clinical Paper Session 18 on October 5, 2013 at 4:00 p.m. PDT.

The foregoing is qualified in its entirety by the text of the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the press release attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following presentation is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1                        Press Release, dated October 3, 2013, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 3, 2013	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 3, 2013, issued by Auxilium Pharmaceuticals, Inc.